EXHIBIT 10.6

THE KEANE MANAGEMENT HOLDINGS LLC

MANAGEMENT INCENTIVE PLAN

1. Purpose. The purpose of the Keane Management Holdings LLC Management Incentive Plan is to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of Keane Group Holdings, LLC and its Subsidiaries.

2. Definitions. When used herein, the following terms shall have the following meanings.

“Administrator” means the Board or a committee or individual designated by the Board.

“Affiliate” of a specified Person means any other Person who (a) directly or indirectly controls, is controlled by, or is under common control with, such specified Person; or (b) is an officer, employee, director, member, manager or agent of such specified Person. For purposes of the preceding sentence, “control” of a Person means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of such Person through ownership of voting securities (or other ownership interests), contract, voting trust or otherwise.

“Award” means a grant by the Management LLC of Class B Interests under and subject to the terms and conditions of this Plan.

“Award Agreement” means a written Award Agreement executed by the Management LLC and a Participant setting forth certain provisions applicable to an Award.

“Board” means the Board of Managers of the Company.

“Cause” means, unless otherwise defined in an Award Agreement, either (i) “cause” or such similar term as defined in an employment agreement (or other arrangement, including, but not limited to, any severance arrangement) between the Participant and the Company or its Subsidiaries; or (ii) if no such employment agreement (or other arrangement, including, but not limited to, any severance arrangement) exists or “cause” or such similar term is not defined therein, with respect to a Participant, as determined by the Company in its reasonable judgment: (a) the Participant’s indictment for a felony or any crime involving dishonesty, moral turpitude or theft; (b) the Participant’s conduct in connection with his employment duties or responsibilities that is fraudulent, unlawful or grossly negligent; (c) the Participant’s willful misconduct; (d) the Participant’s contravention of specific lawful directions related to a material duty or responsibility which is directed to be undertaken from the Board or the person to whom the Participant reports; (e) the Participant’s material breach of the Participant’s obligations under this Plan, an Award Agreement or any other agreement between the Participant and the Company and its Subsidiaries; (f) any acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company, its Subsidiaries or Affiliates; or (g) the Participant’s failure to comply with a material policy of the Company, its Subsidiaries or Affiliates. Notwithstanding the foregoing, with respect to an Independent Manager, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“Cerberus” means Cerberus Capital Management, L.P. and its Affiliates and any investment fund that is directly or indirectly managed or advised by the manager or advisor of Cerberus Capital Management, L.P. or any of its Affiliates, or the successors of any such investment fund.

“Change of Control” means the first to occur of any of the following events: (i) one Person other than Cerberus becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then issued and outstanding securities of the Company; (ii) a reduction in Cerberus’ beneficial ownership, directly or indirectly, to less than thirty percent (30%) of the combined voting power of the then issued and outstanding securities of the Company, or (iii) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis), to one Person other than to Cerberus. Notwithstanding anything herein to the contrary, the following shall not constitute a Change of Control: (a) an Initial Public Offering; (b) any acquisition of the Company’s securities directly from the Company; (c) any acquisition by the Company; (d) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; and (e) any transaction described in clause (iii) above solely for equity securities of the survivor or transferee that is publicly-traded unless Cerberus has sold at least fifty percent (50%) of the equity securities acquired by it in the survivor or the transferee in such sale of assets, merger or other disposition.

“Class B Interests” means Class B Interests of the Management LLC as defined in the Management LLC Agreement.

“Class B Units” means Class B Units of the Company as defined in the Company LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Company” means Keane Group Holdings, LLC.

“Company LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Keane Group Holdings LLC, dated as of March 15, 2016, as may be amended from time to time.

“Effective Date” means the date set forth in Section 25 hereof.

“Eligible Person” means (i) any officer, employee or consultant of the Company or its Subsidiaries, or (ii) any Independent Manager.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, unless otherwise determined by the Administrator in good faith, the value of the Class B Interests calculated using the distribution and allocation structure set forth in Article IV of the Management LLC Agreement based a hypothetical sale of the Company for its enterprise value on the applicable determination date as determined by the Committee in good faith.

“Grant Date” means the date on which an Award under the Plan is granted to a Participant by the Management LLC.

“Independent Manager” means an individual designated as an “Individual Manager” under the Company LLC Agreement.

“Initial Public Offering” means a bona fide underwritten initial public offering of equity securities of the Company, pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8, any similar successor form or another form used for a purpose similar to the intended use for such forms).

“Investors” means KG Fracing Acquisition Corp., Trican Well Service, L.P., Shawn Keane, Kevin Keane, Brian Keane, Tim Keane and KSD Newco Corporation and each of their respective successors and permitted assigns.

“Management LLC Agreement” means the Limited Liability Company Agreement of Keane Management Holdings LLC, dated as of March 15, 2016, as may be amended from time to time.

“Management LLC” means Keane Management Holdings LLC.

“Participant” means any Eligible Person who is selected to participate in the Plan in accordance with Section 4 hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, governmental or regulatory body (whether federal, provincial, state, county, city or otherwise, including, but not limited to, any instrumentality, division, agency or department thereof) or any other entity or organization.

“Plan” means this Keane Management Holdings LLC Management Incentive Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Series of Class B Interests” means a series of Class B Interests established pursuant to the Management LLC Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a corporation, at least fifty percent (50%) of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, at least fifty percent (50%) of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Transfer” means (a) as a noun, any conveyance or other transfer, alienation, lease, mortgage, pledge, encumbrance or hypothecation, and (b) as a verb, the act of making any voluntary or involuntary Transfer.

3. Administration. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan and/or any Award Agreement, the Administrator shall have authority to:

(a) select the Participants;

(b) determine the percentage of Class B Interests and the Series of Class B Interests covered by any Award;

(c) to determine additional provisions of an Award to be set forth in an Award Agreement, including without limitation, restrictive covenants relating to competition and solicitation imposed on the Participant as a condition of the Award; and

(d) (i) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan and Awards; (iii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (iv) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan

All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all Participants and their beneficiaries.

4. Participation. Participants in the Plan shall be limited to Eligible Persons who have been notified in writing by the Administrator that they have been selected to participate in the Plan and who have executed and delivered to the Management LLC an Award Agreement.

5. Class B Interests Subject to the Plan.

(a) The maximum number of Class B Interests available to be issued by the Management LLC under the Plan shall at all times be equal to the maximum number of

Class B Units issuable to the Management LLC by the Company under the Company LLC Agreement. One or more Series of Class B Interests may be granted under the Plan based on the Fair Market Value of the Company on the date of grant.

(b) If any Award granted under the Plan shall be canceled, shall expire, or shall be repurchased by the Company, new Awards may thereafter be granted covering such Class B Interests, in the same or different Series of Class B Interests.

(c) At any time after the Effective Date, the Board may effect a Conversion pursuant to Section 13.01 of the Company LLC Agreement.

6. Terms and Conditions of Class B Interests.

(a) Grant of Class B Interests. The Participant shall be granted the number of Class B Interests in the Series of Class B Interests set forth in the Award Agreement. In connection with such grant, the Participant may be required to purchase the Class B Interests at a price set forth in the Award Agreement for such Participant.

(b) Vesting. Awards shall vest at such time and upon such terms and conditions as set forth below unless otherwise determined by the Administrator and set forth in an Award Agreement.

(i) The Class B Interests shall vest with respect to thirty-three and one-third percent (33-1/3rd %) of the Class B Interests on the first anniversary of the Grant Date and with respect to an additional thirty-three and one-third percent (33-1/3rd %) on each of the next two anniversaries thereafter (each such anniversary, a “Vesting Date”), subject to the Participant’s continued service with the Company or its Subsidiaries on each Vesting Date.

(ii) Notwithstanding the foregoing, upon a Change of Control which occurs prior to an Initial Public Offering, all Class B Interests, to the extent not previously forfeited or terminated, shall immediately vest.

(c) Termination of Service. Unless otherwise determined by the Administrator and set forth in an Award Agreement, all unvested Class B Interests will be forfeited upon the termination of a Participant’s service with the Company or its Subsidiaries for any reason. Notwithstanding the foregoing, if a Participant’s service with the Company or its Subsidiaries is terminated as the result of a termination of a Participant’s employment with the Company and its Subsidiaries without Cause, (i) the Participant’s Class B Interests that would have vested on the next Vesting Date following the Participant’s termination shall vest upon such termination of employment, and (ii) the Participant’s remaining unvested Class B Interests shall remain outstanding for a period of ninety (90) days following the date of termination and if a Change of Control occurs within such ninety (90) day period, then all of the Participant’s unvested Class B Interests shall vest upon such Change of Control. If a Change of Control does not occur within such ninety (90) day period, the Participant’s unvested Class B Interests will be forfeited on the ninety-first (91st) day following the Participant’s termination. All vested Class B Interests will be subject to repurchase in accordance with Section 13 of this Plan. Notwithstanding the foregoing, all vested and unvested Class B Interests will be forfeited upon the termination of a Participant’s service by the Company or its Subsidiaries for Cause.

7. Transferability of Class B Interests. No Class B Interests issued by the Management LLC under the Plan and no right arising under such Class B Interests shall be sold, pledged, assigned, hypothecated, encumbered or otherwise Transferred other than by will or by the laws of descent and distribution except in accordance with the Plan, the Management LLC Agreement or any applicable Award Agreement. Any purported Transfer in contravention of the foregoing shall be void ab initio. In the event of any Transfer pursuant to a judicial order or decree, the rights of the transferee pursuant to this Plan shall be conditioned upon execution of the applicable Award Agreement and the LLC Agreement.

8. Management LLC Agreement. Upon the issuance by the Management LLC of Class B Interests to a Participant, the Participant shall be required to become a party to the Management LLC Agreement. Accordingly, the execution of the Management LLC Agreement shall be a condition precedent to the right to receive any Class B Interests. The Class B Interests shall be subject to the terms and conditions contained in the Management LLC Agreement, unless the Management LLC Agreement conflicts with any provision of the Plan or Award Agreement, in which case, the Plan or Award Agreement, as applicable, shall control.

9. Adjustment. In the event of any change in the capital structure of the Company or Management LLC by reason of any reorganization, recapitalization, merger, consolidation, spin-off, reclassification, combination or any transaction similar to the foregoing, the Administrator shall make such substitution or adjustment, if any, as it deems to be equitable in its reasonable business judgment, to (i) the number of Class B Interests or the number or kind of other equity interest and/or (ii) any other affected terms of such Class B Interests.

10. Representations, Warranties and Assurances of the Participant. By executing an Award Agreement, the Participant, for the benefit of the Company and Management LLC, will deemed to represent, warrant and agree as follows:

(a) The Participant’s execution, delivery and performance of the Award Agreement and the Manager LLC Agreement do not and will not (i) result in a violation of any applicable law, statute, rule or regulation or order, injunction, judgment or decree of any court or other governmental or regulatory authority to which the Participant is bound or subject, (ii) conflict with, or result in a breach of the terms, conditions or provisions of, constitute (or, with due notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Participant or any of his properties or assets are bound, or (iii) require any authorization, consent, approval, exemption or other action by or notice to any third party.

(b) The Participant understands that the Class B Interests being issued are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Management LLC in a transaction not involving a public offering, are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. The Participant understands that it must bear the economic risk of the acquisition of the Class B Interests made in connection herewith for an indefinite period of time because, among other reasons, the Class B Interests have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or an exemption from such registration is available.

(c) The Participant understands that the Class B Interests being granted are subject to the Management LLC Agreement, the Plan, and the terms of the applicable Award Agreement.

(d) The Participant is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act or, to the extent the Participant is not an “accredited investor,” another exemption from registration under the Securities Act applies to the Participant’s purchase of Class B Interests hereunder.

(e) The Participant shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby

11. Conditions. The obligations of the Participant and Management LLC pursuant to an Award shall be subject to satisfaction of the following conditions on the Grant Date:

(a) The representations and warranties contained in Section 10 of the Plan shall be true, complete and correct at and as of the Grant Date with respect to the Participant.

(b) No governmental body or any other person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated in connection with an Award, nor shall any such order, injunction, judgment, decree, ruling or assessment be pending or, to the Company’s, Management LLC’s or the Participant’s knowledge, threatened.

12. Purchase Rights and Obligations.

(a) Unless otherwise provided for in an Award Agreement, at any time within 180 days following a Participant’s termination of service with the Company and its Subsidiaries, the Management LLC shall have the right, but not the obligation, to purchase from the Participant and to cause the Participant to sell any of the vested portion of the Class B Interests (taking into account any accelerated vesting under Sections 6) for an amount equal to the Fair Market Value on the date of the Participant’s termination of service (the “Purchase Price”).

(b) If the Management LLC does not exercise its right to repurchase pursuant to Section 13(a), the Management LLC shall, prior to the expiration of the 180 day period following Participant’s termination of service, provide written notice to the Investors that it will not exercise its right to repurchase and the Investors shall have the right, but not the obligation, for a period of 30 calendar days after the expiration of such 180-day period, to send notice of Investor(s)’ intention to purchase from the Management LLC a number of Class B Units equal to up to a percentage of the Participant’s vested Class B Interests equal to the Investor’s pro rata share of Class B Units upon the terms and conditions set forth in this Section 12, in which event Management LLC shall repurchase from the Participant an equivalent number of Class B Interests. If any Investor does not exercise its right to purchase such pro rata portion of the Class B Units, then the other Investors shall have the right to purchase their relative portions of such unpurchased Class B Units from the Management LLC upon the terms and conditions set forth in this Section 12, in which event Management LLC shall repurchase from the Participant an equivalent number of Class B Interests.

(c) The repurchase notice sent by the Management LLC or an Investor shall disclose the Fair Market Value of the Class B Interests or Class B Units, as applicable. The applicable parties shall consummate such purchase on a date to be jointly determined by the applicable parties (not later than 30 calendar days after the delivery of the purchase notice) by delivery selling party of certificates, if any, representing the Class B Interests or Class B Units, as applicable, to be purchased together with the contemporaneous delivery by the purchasing party of the Purchase Price therefor by wire transfer.

13. Section 83(b) Election; Withholding. The Participants shall make protective elections with the Internal Revenue Service (“IRS”) under Section 83(b) of the Code, and the regulations promulgated thereunder (an “83(b) Election”). In order to make an effective 83(b) election, the Participant must submit the 83(b) Election to the IRS within thirty (30) calendar days after the Grant Date. The Participant shall provide the Management LLC with a copy of such Section 83(b) Election within 10 days following the filing of any such Section 83(b) Election.

14. Plan and Awards Not to Confer Rights with Respect to Continuance of Employment or Relationship. Neither the Plan, the grant of an Award, nor any other action taken hereunder shall be construed as giving any Participant any right to continue such Participant’s relationship with the Company or any of its Subsidiaries, nor shall it give any Participant the right to be retained by the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or relationship, as the case may be, at any time, for any reason.

15. No Claim or Right Under the Plan. No Eligible Person shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Award, to be granted any additional Award pursuant to the Plan. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

16. Listing and Qualification of Class B Interests. The Plan, the grant of Awards thereunder, and the obligation of the Management LLC to allot and issue Class B Interests under such Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency, as may be required.

The Company, in its discretion, may postpone the issuance or delivery of Class B Interests until completion of any qualification of such Class B Interests under any state or Federal law, rule or regulation as the Management LLC may consider reasonably appropriate, and may require any Award holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Class B Interests in compliance with applicable laws, rules and regulations. Certificates representing Class B Interests, if any, may bear such legend as the Management LLC may consider appropriate under the circumstances.

17. Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate with respect to all federal, state, local and other taxes applicable to the issuance, holding or payments in respect of Class B Interests.

18. No Liability of Administrator. No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Administrator or for any mistake of judgment made in good faith, and the Management LLC shall indemnify and hold harmless each such member and each employee, officer or director of the Company and its Subsidiaries to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless such act arises out of such person’s own fraud or willful misconduct.

19. Amendment or Termination. Subject to Section 9, the Administrator may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that (i) no amendment, suspension, or termination, without the consent of the Participants, shall affect adversely any then issued and outstanding Class B Interests, and (ii) no amendment or other action that requires any approval in order for the Plan to continue to comply with applicable law, rule or regulation shall be effective unless such amendment or other action shall be approved as required by such applicable law, rule or regulation; provided further, however, that the Administrator may adjust the number of Class B Interests subject to an Award in connection with any adjustment by the Company to the aggregate number of Class B Units outstanding in accordance with the Company LLC Agreement.

20. Successors and Assigns. The terms of an Award as set forth in the Plan and a related Award Agreement shall inure to the benefit of and be binding upon the parties to such Award Agreement and their respective heirs, successors and permitted assigns. A Participant may not assign any of its rights or obligations under an Award Agreement without the prior written consent of the Company and the Management LLC. The Company and the Management LLC may assign their rights and obligations to another entity which will succeed to all or substantially all of the assets and business of the Company.

21. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

22. Notices. Any notice required to be given or delivered to the Company or the Management LLC under the terms of this Plan or an Award Agreement shall be in writing and addressed to the General Counsel and the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address listed in the Company’s or its Subsidiaries’ personnel files or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); one business day after deposit with any return receipt express courier (prepaid); or one business day after transmission by facsimile.

23. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

24. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

25. Effective Date. The Plan shall become effective on the date the Plan is approved and adopted by the Company, as the Managing Member (as defined in the Management LLC Agreement), or such later date determined by the Company, as the Managing Member.